UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2020

Devon Energy Corporation

(Exact name of Registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

333 W. SHERIDAN AVE, OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name, former address or former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On September 26, 2020, Devon Energy Corporation, a Delaware corporation (the “Company” or “Devon”), East Merger Sub, Inc., a Delaware corporation and wholly-owned, direct, subsidiary of the Company (“Merger Sub”), and WPX Energy, Inc., a Delaware corporation (“WPX”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger.

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into WPX (the “Merger”), with WPX continuing as the surviving corporation in the Merger and a wholly-owned, direct, subsidiary of the Company. The Merger is structured as an all-stock merger of equals. At the effective time of the Merger (the “Effective Time”), each share of WPX common stock, par value $0.01 per share (“WPX Common Stock”) issued and outstanding immediately prior to the Effective Time (other than each share of WPX Common Stock held immediately prior to the Effective Time by the Company, Merger Sub or any of the Company’s other subsidiaries, or by WPX or any of WPX’s subsidiaries, which shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor) will be converted automatically into the right to receive 0.5165 (the “Exchange Ratio”) shares of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) (together with any cash to be paid in lieu of any fractional shares of Company Common Stock, the “Merger Consideration”). Shares of Company Common Stock issued in connection with the Merger will be listed on the New York Stock Exchange (the “NYSE”).

No fractional shares of Company Common Stock will be issued in the Merger, and holders of shares of WPX Common Stock will, instead, receive cash in lieu of fractional shares of Company Common Stock, if any.

Post-Closing Governance.

The Merger Agreement provides that, upon consummation of the Merger, the Company’s board of directors (the “Board”) shall be comprised of twelve directors, including (i) seven directors selected by the Company (at least five of whom shall meet the independence standards of the NYSE with respect to the Company), one of whom shall be the President and Chief Executive Officer of Devon immediately prior to the Effective Time and (ii) five directors selected by WPX (at least four of whom shall meet the independence standards of the NYSE with respect to Company), one of whom shall be the Investor Director described below and one of whom shall be the Chairman and Chief Executive Officer of WPX immediately prior to the Effective Time. The Merger Agreement also provides that (x) each of the audit, compensation and reserves committees of the Board as of the Effective Time will be composed of three directors designated by Devon and two directors designated by WPX, and (y) the governance committee of the Board as of the Effective Time will be composed of two directors designated by Devon and two directors designated by WPX (one of whom shall be the Investor Director).

Representations and Warranties, Covenants and Conditions to the Merger.

Each of the Company, Merger Sub and WPX has made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The Merger is subject to various closing conditions, including, but not limited to, (i) approval of the Merger Agreement by at least a majority of the outstanding shares of WPX Common Stock, (ii) approval of the Stock Issuance (as defined in the Merger Agreement) in connection with the Merger by at least a majority of the outstanding shares of Company Common Stock that are present and voting at a meeting of the Company’s shareholders, (iii) the expiration or earlier termination of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and (iv) other customary closing conditions.

Termination Rights.

The Merger Agreement contains certain termination rights for both the Company and WPX, including if the Merger is not consummated by March 26, 2021, and further provides that, upon termination of the Merger Agreement under certain circumstances, WPX or the Company, as the case may be, may be required to pay the other a termination fee equal to $75,000,000.

Effect on WPX Equity Awards.

Generally, the equity incentive compensation awards of WPX will convert into equity incentive compensation awards of the Company in a manner designed to preserve their existing terms and intrinsic value.

The Merger Agreement is attached hereto as Exhibit 2.1. The foregoing summary of the Merger Agreement has been included to provide investors with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, WPX or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of dates specified therein. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, WPX or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or WPX’s public disclosures.

Support Agreement

Contemporaneously with the execution of the Merger Agreement, the Company, and certain direct and indirect holders of WPX Common Stock affiliated with EnCap Investments L.P. (collectively and as applicable, “EnCap”) entered into a support agreement (the “Support Agreement”) which provides for, among other things, EnCap’s agreement to vote all of its shares of WPX Common Stock held as of such date (i) in favor of the adoption of the Merger Agreement, (ii) against any alternative proposal, and (iii) against any amendment of WPX’s certificate of incorporation or bylaws or other proposal that would delay, impede, frustrate, prevent or nullify the Merger or Merger Agreement or change in any manner the voting rights of any outstanding stock of WPX. As of September 26, 2020, EnCap is the beneficial owner of approximately twenty-seven point three percent (27.3%) of the outstanding shares of WPX Common Stock.

The Support Agreement is attached hereto as Exhibit 10.1. The foregoing summary of the Support Agreement is qualified in its entirety by the terms and conditions of the Support Agreement.

Stockholders’ Agreement

Pursuant to the Support Agreement, at the consummation of the Merger (the “Closing”), the Company and EnCap will enter into a Stockholders’ Agreement (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, EnCap will have the right to nominate a director (the “Investor Director”) for appointment and election to the Board. EnCap’s right to nominate a director is subject to, among other things, EnCap continuing to collectively beneficially hold at least ten percent (10%) of the outstanding shares of Company Common Stock and the nominee being reasonably acceptable to the Governance Committee of the Board and not being prohibited by law from serving in such capacity or causing the Company not to be in compliance with applicable law.

Pursuant to the Stockholders’ Agreement, for a period of one hundred and eighty (180) days from the Closing, EnCap will agree to not to transfer or dispose of (or take other analogous actions in accordance with the terms of the Stockholders’ Agreement) any economic, voting or other rights in or to two-thirds of the shares of Company Common Stock issued to EnCap pursuant to the Merger Agreement other than certain permitted transfers. The remaining one-third of the shares of Company Common Stock issued to EnCap will not be subject to transfer restrictions imposed by the Stockholders’ Agreement.

The foregoing summary of the Stockholders’ Agreement is qualified in its entirety by the terms and conditions of the Stockholders’ Agreement, which is included as an exhibit to the Merger Agreement.

Registration Rights Agreement

Also pursuant to the Support Agreement, at the Closing, the Company and EnCap will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things and subject to certain restrictions, the Company is required to file with the SEC a registration statement on Form S-3 registering for resale the shares of Company Common Stock issuable to EnCap upon consummation of the Merger and to conduct certain underwritten offerings upon the request of holders of registrable securities. The Registration Rights Agreement also provides holders of registrable securities with certain customary piggyback registration rights.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is included as an exhibit to the Merger Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the Company on September 26, 2020, entered into employment letter agreements with each of David A. Hager, the Company’s President and Chief Executive Officer, Richard A. Muncrief, the Chairman and Chief Executive Officer of WPX, Clay M. Gaspar, the President and Chief Operating Officer of WPX, and Dennis C. Cameron, the Executive Vice President and General Counsel of WPX, to address their roles and terms of employment with the combined company subject to and effective upon Closing. Pursuant to those letter agreements, each of Messrs. Muncrief, Gaspar and Cameron acknowledged and agreed that the matters addressed in the respective letter agreements will not constitute grounds for “Good Reason” pursuant to their respective Amended and Restated Change-in-Control Severance Agreements and any other compensation arrangement with WPX. The four letter agreements are attached hereto as Exhibits 10.2 to 10.5, respectively, and the following summary of the letter agreements is qualified in its entirety by the terms and conditions of the respective letter agreements.

David A. Hager

David A. Hager, age 63, has agreed that, effective upon the Closing, he will transition into the role of Executive Chair of the Board. In that role he will be eligible to receive an annual base salary of $1,000,000, a target annual bonus opportunity of seventy-five percent (75%) of base salary and a long-term incentive target of $750,000. Mr. Hager also acknowledges and agrees that the foregoing will not constitute grounds for “Good Reason” pursuant to his existing employment agreement and equity incentive compensation awards with the Company.

Richard E. Muncrief

Richard E. Muncrief, age 62, will succeed Mr. Hager as the President and Chief Executive Officer of the Company effective upon the Closing. Mr. Muncrief has been the Chairman and Chief Executive Officer of WPX for six years, and he also serves on the board of the American Petroleum Institute and is a past chairman of the American Exploration & Production Council. In his new role, Mr. Muncrief will be eligible to receive an annual base salary of $1,100,000, a target annual bonus opportunity of one hundred and twenty percent (120%) of base salary and an annual long-term incentive target of $8,750,000. Mr. Muncrief will also be eligible to participate in the Company’s employee benefits plans.

Clay M. Gaspar

Clay M. Gaspar, age 48, will assume the position of Executive Vice President and Chief Operating Officer of the Company effective upon the Closing. Mr. Gaspar has served as a member of the Board of Directors of WPX since November 2019 and as President and Chief Operating Officer of WPX since December 2017. Beginning in November 2015 until December 2017, he served as Senior Vice President and Chief Operating Officer, and from October 2014 until November 2015, he served as Senior Vice President of Operations and Resource Development of WPX. In his new role with the Company, Mr. Gaspar will be eligible to receive an annual base salary of $620,000, a target annual bonus opportunity of one hundred percent (100%) of base salary and an annual long-term incentive target of $3,800,000. Mr. Gaspar will also be eligible to participate in the Company’s employee benefits plans.

Dennis C. Cameron

Dennis C. Cameron, age 58, will assume the position of Executive Vice President and General Counsel of the Company upon the Closing. Mr. Cameron has been the Executive Vice President and General Counsel of WPX for eight years. He has more than 25 years of experience in energy, royalty and environmental law. In his new role, Mr. Cameron will be eligible to receive an annual base salary of $420,000, a target annual bonus opportunity of eighty percent (80%) of base salary and an annual long-term incentive target of $1,500,000. Mr. Cameron will also be eligible to participate in the Company’s employee benefits plans.

David G. Harris

Subject to and effective upon the Closing, David G. Harris will cease to serve as the Company’s Executive Vice President, Exploration and Production and will assume the position of Executive Vice President and Chief Corporate Development Officer.

Lyndon C. Taylor

Subject to and effective upon the Closing, Lyndon C. Taylor will cease to serve as the Company’s Executive Vice President and Chief Legal & Administrative Officer. Mr. Taylor will continue with the Company in a special advisory capacity for a transition period prior to his planned departure from the Company in the third quarter of 2021.

Item 7.01	Regulation FD Disclosure.

On September 28, 2020, the Company and WPX issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1. In addition, the Company provided supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

INFORMATION FURNISHED

The information in Item 7.01 and Exhibits 99.1 and 99.2 of this Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Additional Information and Where To Find It

In connection with the proposed merger (the “Proposed Transaction”) of Devon Energy Corporation (“Devon”) and WPX Energy, Inc. (“WPX”), Devon will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Devon’s common stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a proxy statement of each of Devon and WPX (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND WPX ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, WPX, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of Devon and WPX when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and WPX free of charge from the SEC’s website when it becomes available. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at www.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn: Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102.

Participants in the Solicitation

Devon, WPX and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Devon’s and WPX’s stockholders with respect to the Proposed Transaction. Information about Devon’s directors and executive officers is available in Devon’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 19, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on April 22, 2020. Information about WPX’s directors and executive officers is available in WPX’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 28, 2020 and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on March 31, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

Communications in this report are not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This report includes “forward-looking statements” as defined by the SEC. Such statements include those concerning strategic plans, Devon’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this report that address activities, events or developments that Devon expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s control. Consequently, actual future results could differ materially from Devon’s expectations due to a number of factors, including, but not limited to: the risk that Devon’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to hydraulic fracturing or other development activities on Devon’s or WPX’s federal acreage or their other assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that Devon or WPX may be unable to obtain governmental and regulatory approvals required for the Proposed Transaction, or that required governmental and regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Proposed Transaction or cause the parties to abandon the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied; the length of time necessary to consummate the Proposed Transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices; uncertainties inherent in estimating oil, gas and NGL reserves; the impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in Devon’s and WPX’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions; counterparty credit risks; risks relating to Devon’s and WPX’s indebtedness; risks related to Devon’s and WPX’s hedging activities; competition for assets, materials, people and capital; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; cyberattack risks; Devon’s and WPX’s limited control over third parties who operate some of their respective oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses Devon or WPX may experience; risks related to investors attempting to effect change; general domestic and international economic and political conditions, including the impact of COVID-19; and changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and WPX’s business.

In addition to the foregoing, the COVID-19 pandemic and its related repercussions have created significant volatility, uncertainty and turmoil in the global economy and Devon’s and WPX’s industry. This turmoil has included an unprecedented supply-and-demand imbalance for oil and other commodities, resulting in a swift and material decline in commodity prices in early 2020. Devon’s and WPX’s future actual results could differ materially from the forward-looking statements in this report due to the COVID-19 pandemic and related impacts, including, by, among other things: contributing to a sustained or further deterioration in commodity prices; causing takeaway capacity constraints for production, resulting in further production shut-ins and additional downward pressure on impacted regional pricing differentials; limiting Devon’s and WPX’s ability to access sources of capital due to disruptions in financial markets; increasing the risk of a downgrade from credit rating agencies; exacerbating counterparty credit risks and the risk of supply chain interruptions; and increasing the risk of operational disruptions due to social distancing measures and other changes to business practices. Additional information concerning other risk factors is also contained in Devon’s and WPX’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Devon’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this report is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Devon or WPX for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share of Devon or WPX, as applicable. Devon does not give any assurance (1) that either Devon or WPX will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning Devon or the Proposed Transaction, the combined company or other matters and attributable to Devon or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Devon assumes no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 26, 2020, by and among Devon Energy Corporation, East Merger Sub, Inc., and WPX Energy, Inc.*

10.1	Support Agreement, dated as of September 26, 2020, by and among Devon Energy Corporation and certain affiliates of EnCap Investments L.P.

10.2	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and David A. Hager.

10.3	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and Richard E. Muncrief.

10.4	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and Clay M. Gaspar.

10.5	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and Dennis C. Cameron.

99.1	Press Release dated September 28, 2020, announcing entry into the Merger Agreement.

99.2	Investor Presentation, dated September 28, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY

Date: September 28, 2020
	By	/s/ Jeffrey L. Ritenour
Jeffrey L. Ritenour
Executive Vice President and Chief Financial Officer